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                                   EXHIBIT 10
                         FORM OF STOCK OPTION AGREEMENT

DANEK GROUP, INC., an Indiana corporation (the "Company"), hereby grants to George Bryan (the "Optionee") an option ("Option") to purchase a total of Ten Thousand (10,000) shares of common stock of the Company (the "Shares") at the price determined as provided herein, and in all respects subject to the terms and conditions contained herein.

1. Nature of the Option. This Option is not intended to be an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.   Option Price. The option price is $26.625 for each Share.

3. Exercise of Option. This Option shall be exercisable by a written notice which shall:

     (a) state the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, his address and Social Security Number (or if more than one, the names and addresses and Social Security Numbers of such persons);

     (b) obtain such representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company;

     (c) be signed by the person or persons entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option;

     (d) be in writing and delivered in person or by certified mail to the Secretary of the Company; and

     (e) be accompanied by payment in full (including applicable withholding taxes, if any as described in Section 8 of this Agreement). Payment of the purchase price shall be in cash, currency, be certified or bank cashiers check and/or Shares, or a combination thereof, as may be accepted by the Company in its sole discretion.

4. Extent of Exercises. This Option shall be exercisable at any time in such amounts and at such times as are set forth below:

          33 1/3% per year on each anniversary date of the Date of Grant for each of the next 3 years; the foregoing rights to exercise shall be cumulative.

5. Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to its exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation or may otherwise be appropriate.

6. Nontransferability of Option. This Option may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, other than by will or the laws of descent and distribution. During the lifetime of the Optionee, this Option is exercisable only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. Termination of Options. Except as otherwise provided herein, the Options, to the extent not previously exercised or expired, shall terminate and expire upon the first to occur of the following dates;



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     (a)  Other than as specified in Section 6(b) or 6(c), the expiration of six
          (6) months after the date upon which the Optionee ceases to be a director of the Company for any reason;

     (b) The expiration of two years after the date the Optionee ceases to be a director of the Company by reason of death or retirement;

     (c) The expiration of twelve (12) months after the date upon which the Optionee died, in the event he died within (i) the period of six (6) months after ceasing to be a director of the Company other than by reason of retirement or (ii) two (2) years after ceasing to be a director of the Company by reason of retirement; and

     (d)  Ten years from the effective date of this Agreement.

8. Adjustment in the Event of Change in Stock. In the event of changes in the outstanding common stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number, class and the price of shares of common stock of the Company subject to outstanding Options shall be appropriately adjusted.

9. Withholding. Prior to the issuance of Shares under this Option, the Optionee shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The Optionee may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Company, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, and may not be made unless approved in advance by the Company, in its discretion. The Company reserves the right to make whatever further arrangements it deems appropriate for the withholding of any taxes in connection with any transaction contemplated by this Agreement.

10. Merger. This Agreement supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

DATE OF GRANT:  July 8, 1992

                                                 DANEK GROUP, INC.


                                                 By:  /s/ E. R. Pickard
                                                      --------------------------
                                                 Its:  President

Agreed to and accepted this 8th day of July, 1992.

                                                 /s/ George Bryan
                                                 -------------------------------
                                                 Signature

                                                 Name of Optionee:  George Bryan